Exhibit 10.10.4
Walter Investment Management Corp.
Restricted Stock Unit Award Agreement
Under the 2011 Omnibus Incentive Plan (Amended and Restated May 3, 2013)

Walter Investment Management Corp.
Restricted Stock Unit Award Agreement
Under the 2011 Omnibus Incentive Plan (Amended and Restated May 3, 2013)

You have been selected to receive a grant of Restricted Stock Units (“RSUs”) pursuant to the 2011 Omnibus Incentive Plan (Amended and Restated May 3, 2013) of Walter Investment Management Corp. (the “Plan”) as specified below:
Participant: _____________________________________________________
Date of Grant: ___________________________________________________
Number of RSUs Granted: _________________________________________
Vesting Date:
THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of RSUs by Walter Investment Management Corp., a Maryland corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Compensation Committee of Walter Investment’s Board of Directors (the “Committee”) determined that it is in the best interests of Walter Investment and its stockholders to grant the Restricted Stock Unit award (the “Award”) provided for in this Agreement to the Participant, pursuant to the Plan and the terms of this Agreement.
The Plan provides a complete description of the terms and conditions governing the grant of RSUs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.
Employment With the Company. Except as may otherwise be provided in Section 5 or 6, below, the RSUs granted hereunder are granted on the condition that the Participant remains an employee of the Company from the Date of Grant through (and including) the Vesting Date. If the Participant is employed by the Company through the Vesting Date, payment will occur irrespective of whether the Participant is employed by the Company on the payment date. This grant of RSUs shall not confer any right to the Participant (or any other Participant) to be granted RSUs or other Awards in the future under the Plan.

2.
Timing of Payout. Payout of all RSUs shall occur as soon as administratively feasible after the earlier of (a) the Vesting Date, (b) the Participant’s death, Disability or Retirement at the time provided in Section 5(a) or (b), as applicable, or (c) the Participant’s termination for other than Cause within one year following a Change in Control as provided in Section 6; unless, in the case of (a), (b) or (c) a Participant irrevocably elects to voluntarily defer the payout of RSUs to a specific date or event as approved by the Compensation and Human Resources Committee (the “Compensation Committee”) and in compliance with Section 409A of the Internal Revenue Code.

3.	Form of Payout. RSUs will be paid out solely in the form of shares of common stock of the Company.

4.
Voting Rights and Dividends Equivalents. Until such time as the RSUs are paid out in shares of Company stock, the Participant shall not have voting rights. However, the Company will pay dividend equivalents on the RSUs, in the same form (e.g., cash, stock, a combination of cash and stock, or such other dividend as shall be determined by the Company) paid on the Company’s outstanding shares of common stock. All dividend equivalents will be accrued as of the time they are paid on the Company’s outstanding shares of Common Stock, however, they will not be earned or payable to the Participant unless and until such time as the RSUs to which they apply are settled.

5.	Termination of Employment.

(a)
By Death or Disability. In the event the employment of the Participant with the Company is terminated by reason of death or Disability prior to the RSUs becoming settled without restriction, unsettled RSUs granted and dividend equivalents accrued pursuant to this Agreement shall become immediately fully vested without restriction and will be settled on the fist day of the second month following the month in which the date of death of Disability is determined.

(b)
By Retirement. In the event the employment of the Participant with the Company is terminated due to Retirement prior to all or a portion of the RSUs becoming vested without restriction, such unvested RSUs will fully vest with respect to one half of the RSUs on the second anniversary of the date of grant and with respect to one half of the RSUs on the third anniversary of the date of the grant; provided that in the event that a portion of the RSUs had previously become vested, the remainder of the RSUs will fully vest and be settled on the next Vesting Date following the Participant’s Retirement.

(c)
For Cause. In the event the employment of a Participant is terminated for Cause prior to the RSUs becoming vested, the Participant shall forfeit any outstanding RSUs and any accrued but unpaid dividend equivalents.

(d)
For Other Reasons. Subject to the Compensation Committee’s sole discretion and the provisions of Section 6, below, if the employment of the Participant shall terminate for any reason whatsoever prior to the Vesting Date, other than death, Disability or Retirement, the Participant shall forfeit any unsettled RSUs and any accrued but unpaid dividend equivalents.

6.
Termination Within One Year Following Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event the Participant is terminated by the Company for other than Cause on or before the one year anniversary of a Change in Control of the Company, the

Participant shall become immediately fully vested without restriction in all RSUs granted and dividend equivalents accrued pursuant to this Agreement.

7.
Restrictions on Transfer. Subject to Committee discretion, unless and until actual shares of stock of the Company are received upon payout, RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except as provided in the Plan.

8.
Recapitalization. In the event of any material change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of RSUs subject to this Agreement shall be equitably adjusted by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

9.
Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10.
Continuation of Employment. This Agreement shall not confer upon the Participant any right to continued employment with the Company or its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.

11.	Miscellaneous.

(a)
This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee may adopt for administration of the Plan. The Compensation Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Compensation Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)
The Compensation Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)
The Participant may elect, subject to any procedural rules adopted by the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold and sell shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

The Company shall have the power and the right to deduct or withhold from the Participant’s compensation, or require the Participant to remit to the Company, an amount sufficient to satisfy the minimum statutory required withholding for federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any payout to the Participant under this Agreement.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)
All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland.

(h)
The intent of the parties is that payments and benefits under this Agreement be exempt from, or comply with Section 409A of the Internal Revenue Code (the “Code”), and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in accordance therewith. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provide3d pursuant to this Agreement during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service; provided, however, that payment may be made earlier as provided by Section 5(a) in the event of Participant’s death.

(i)
To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(j)
Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such addresses as one party may subsequently furnish to the other party in writing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.
Walter Investment Management Corp.

By: ______________________________

__________________________________
Participant
Participant’s name and address:
_________________________
_________________________
_________________________
_________________________

EXHIBIT A
PLAN DEFINITIONS
All of the definitions of the terms below are consistent with the definitions in the Plan.
A.    “Cause” shall mean any one of the following:

(a)	Willful misconduct of the Participant;

(b)	Willful failure to perform the Participant’s duties;

(c)	The conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere to such crime by the Participant ; or

(d)	The commission of an act of theft, fraud, dishonesty or insubordination that is materially detrimental to the Company or any Subsidiary.

B.	“Change of Control” shall mean the occurrence of one or more of the following events:

(a)
The acquisition by any Person of Beneficial Ownership of more than 40% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a) the following acquisitions shall not constitute a Change in Control:

(i)	Any acquisition by the Company,

(ii)	Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(iii)	Any entity controlled by the Company, or

(iv)	Any acquisition by any entity pursuant to a transaction that complies with subsections (c)(i), (ii) and (iii), below.

(b)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this subsection (d) a Business Combination shall not constitute a Change in Control if following such Business Combination:

(i)
    All or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(ii)
No Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and

(iii)
At least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

C.
“Disability” shall mean permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this paragraph, in the event any Award is considered to be “deferred compensation” as that term is defined under Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

D.
“Fair Market Value” or “FMV” shall mean , as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

E.
“Retirement.” In order to be eligible for Retirement the Participant must (A) have been employed by the Company and/or any of its direct or indirect subsidiary companies for a minimum of four years, and (B) the Participant must have either reached the age of 60, or the sum of the Participant’s age and years of service with the Company or its subsidiaries must exceed 70;

provided that, in either case, the Participant provides the Company with at least nine months written notice of the Participant’s intention to retire, or such lesser time as the Company may agree. For purposes of this definition, the Participant’s years of service with any predecessor company that the Company or its subsidiaries has acquired shall not apply for purposes of determining years of employment with the Company or its subsidiary pursuant to subsection (A) but shall apply for purposes of determining years of employment with the Company or its subsidiary pursuant to subsection (B).

E.	“Share” shall mean a share of common stock of the Company.